JOINT FILING AGREEMENT

JOINT FILING AGREEMENT, dated as of March 27, 2009 by and between the persons listed on the signature pages hereto.

WHEREAS, each of the parties hereto beneficially owns shares of common stock, par value $0.001 (the "Shares"), of Medical Action Industries, Inc., a Delaware corporation ("MDCI"); and

WHEREAS, the parties hereto constitute a “group” with respect to the beneficial ownership of the Shares for purposes of Rule 13d-1 and Schedule 13D promulgated by the Securities and Exchange Commission (the “SEC”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           The parties hereto shall prepare a statement containing the information required by Schedule 13D with respect to their respective interests in the Shares (the “Schedule 13D”) and any necessary amendments thereto.  Each party hereto shall be responsible for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning any other party contained therein, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

2.           Alexander M. Liberman shall be designated as the person authorized to receive notices and communications with respect to the Schedule 13D and any amendments thereto.

3.           Each of the undersigned hereby constitutes and appoints Andrew J. Mills his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign the Schedule 13D and any and all amendments thereto, and other documents in connection therewith, to be filed with the SEC, granting unto said attorney-in-fact and agent all power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

4.           This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

/s/ Charles N. Mills
Charles N. Mills

Charles Mills – S Trust No. 2 Dtd
2/15/1986, Alexander M. Liberman, Trustee

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Trustee

/s/ Alexander M. Liberman
Alexander M. Liberman

/s/ Kristen Mills
Kristen Mills

Adam Mills Minors Trust Dated 5/15/2008,
Alexander M. Liberman, Trustee

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Trustee

/s/ James S. Mills
James S. Mills

Andrew GST Trust Dtd 4/3/2003

By:	/s/ Andrew J. Mills
Name: Andrew J. Mills
Title: Co-Trustee

/s/ Andrew J. Mills
Andrew J. Mills

Medline Industries, Inc.

By:	/s/ Charles N. Mills
Name: Charles N. Mills
Title: Chief Executive Officer

APPENDIX A

Executive Officers and Directors of Medline Industries, Inc.

Names and Titles of Medline Executive Officers and Directors	Principal Occupation of Employment and Business of Principal Employer	Business or Residence Address; Citizenship

Charles N. Mills	Chief Executive Officer	One Medline Place, Mundelein, Illinois 60060; United States
Andrew J. Mills	President	One Medline Place, Mundelein, Illinois 60060; United States
James D. Abrams	Chief Operating Officer and Secretary	One Medline Place, Mundelein, Illinois 60060; United States
William K. Abington	President of Operations	One Medline Place, Mundelein, Illinois 60060; United States
James S. Mills	Co-Chairman of the Board	One Medline Place, Mundelein, Illinois 60060; United States
Jonathan M. Mills	Co-Chairman of the Board	One Medline Place, Mundelein, Illinois 60060; United States

SCHEDULE A

Purchases and Sales of Shares Effected by the Reporting Persons
and Other Executive Officers and/or Directors of
Medline Industries, Inc. Within the Last 60 Days

Purchases (Sales) of Shares effected by Charles Mills - S Trust No. 2 Dtd 2/15/1986, Alexander M. Liberman, Trustee, in the last 60 days:

Date	Number of Shares Purchased (Sold)	Price Per Share($)	Aggregate Price($)(1)
1/30/09	7,125	8.8165	62,817.563

(1)  Excludes commissions and other execution-related costs.

Purchases (Sales) of Shares effected by James S. Mills in the last 60 days:

Date	Number of Shares Purchased (Sold)	Price Per Share($)	Aggregate Price($)(1)
2/10/09	9,122	7.92	72,246.24
2/11/09	10,878	7.74	84,195.72
2/18/09	7,612	6.99	53,207.88

(1)  Excludes commissions and other execution-related costs.

Purchases (Sales) of Shares effected by Medline Industries, Inc. in the last 60 days:

Date	Number of Shares Purchased (Sold)	Price Per Share($)	Aggregate Price($)(1)

3/2/09	7,500	6.44	48,300.00
3/3/09	8,680	6.32	54,857.60
3/4/09	3,000	6.19	18,570.00
3/5/09	4,500	6.15	27,675.00
3/6/09	6,500	5.93	38,545.00
3/9/09	400	5.67	2,268.00
3/9/09	2,386	5.61	13,385.46
3/9/09	27,700	5.77	159,829.00
3/10/09	6,000	6.02	36,120.00
3/10/09	5,100	6.08	31,008.00
3/11/09	8,100	6.03	48,843.00
3/11/09	30,000	5.94	178,200.00
3/12/09	37,000	6.13	226,810.00
3/13/09	179,000	6.56	1,174,240.00
3/23/09	575,000	6.04	3,473,000.00

(1)  Excludes commissions and other execution-related costs.

All purchases listed on this Schedule A were made in the open market.